                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of The MTVi Group, Inc. of our report on the combined financial statements of MTVN Online Music at December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, dated January 10, 2000 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------
New York, New York
February 11, 2000